                             SMITH, ANDERSON, BLOUNT
                      DORSETT, MITCHELL & JERNIGAN, L.L.P.


           OFFICES                                          MAILING ADDRESS
2500 FIRST UNION CAPITOL CENTER                              P.O. BOX 2611
 RALEIGH, NORTH CAROLINA 27601                          RALEIGH, NORTH CAROLINA
                                                               27602-2611
                                January 27, 1999
                                                       TELEPHONE: (919) 821-1220
                                                       FACSIMILE: (919) 821-6800





Quintiles Transnational Corp.
4709 Creekstone Drive
Riverbirch Building, Suite 200
Durham, North Carolina  27703

         RE:    REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We are counsel for Quintiles Transnational Corp. (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 1,209,784 shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), which have been included in the Registration Statement for the respective accounts of the persons identified in the Registration Statement as selling shareholders. This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K under the Act.

         We have examined the Amended and Restated Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Company, the minutes of the meetings of the Board of Directors of the Company relating to the authorization and the issuance of securities and such other corporate documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents as originals, the conforming to originals of all documents submitted to us as certified copies or photocopies, and the authenticity of originals of such latter documents. In rendering the opinion set forth below, we have relied on a certificate of a Company officer, whom we believe is responsible.

         Based upon the foregoing and the additional qualifications set forth below, it is our opinion that the Shares are validly issued, fully paid and nonassessable.

January 27, 1999
Page 2


         The opinion expressed herein does not extend to compliance with federal and state securities laws relating to the sale of the Shares.

         We hereby consent to the reference to our firm in the Registration Statement under the heading "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

         This opinion is limited to the laws of the State of North Carolina, and no opinion is expressed as to the laws of any other jurisdiction.

         Our opinion is as of the date hereof, and we do not undertake to advise you of matters that might come to our attention subsequent to the date hereof which may affect our legal opinion expressed herein.


                                          Sincerely yours,



                                          /s/  SMITH, ANDERSON, BLOUNT, DORSETT,
                                          MITCHELL & JERNIGAN, L.L.P.